Exhibit 99.1

PRESS RELEASE

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

FOR IMMEDIATE RELEASE

BioScrip, Inc. Announces Expiration and Results of Rights Offering

ELMSFORD, N.Y., July 28, 2015 -- BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip”) today announced the expiration of the subscription period for its previously announced rights offering of subscription rights to purchase units consisting of (1) Series A convertible preferred stock, (2) Class A warrants, each to purchase one share of common stock at a price of $5.17 per share, and (3) Class B warrants, each to purchase one share of common stock at a price of $6.45 per share.

The subscription period expired at 5:00 p.m., New York City time, on July 27, 2015. Based on results received from American Stock Transfer & Trust Company, LLC (“AST”), the subscription agent for the rights offering, stockholders exercised subscription rights to purchase 10,822 units, consisting of 10,822 shares of the Series A convertible preferred stock, 31,025 Class A warrants, and 31,025 Class B warrants, at a subscription price of $100.00 per unit. BioScrip estimates that it will receive approximately $1,082,200 in aggregate gross proceeds from the consummation of the rights offering.

Rights that were not properly exercised by 5:00 p.m., New York City time, on July 27, 2015, have expired and are no longer exercisable. The shares of Series A convertible preferred stock, Class A and Class B warrants will be distributed by AST by way of direct registration in book-entry form or through the facilities of The Depository Trust Company, as applicable, on or about July 31, 2015.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion services from over 70 locations across 28 states.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," “outlook,” “aim,” "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.